Exhibit 10.29

Sunoco, Inc. Executive Compensation Summary Sheet

The following is a summary of the 2009 base salaries of the named executive officers of Sunoco, Inc.:

Name/Title	Base Salary
Lynn L. Elsenhans Chairman, President and Chief Executive Officer	$1,240,000
Terence P. Delaney Interim Chief Financial Officer	$280,000
Robert W. Owens Senior Vice President, Marketing	$510,450
Vincent J. Kelley Senior Vice President, Refining and Supply	$540,000
Michael J. Thomson Senior Vice President, Sunoco, Inc. and President, SunCoke Energy, Inc.	$458,350